THIRD AMENDMENT TO LEASE AGREEMENT AND CONSENT TO SUBLEASE

THIS THIRD AMENDMENT TO LEASE AGREEMENT AND CONSENT TO SUBLEASE (the “Second Amendment”) is made and entered into on this the 19th day of December, 2017 (the “Effective Date”) by and between BERWIND LAND COMPANY, a West Virginia corporation, having an address of 300 Summers Street, Suite 1050, Charleston, West Virginia 25301 (the “Lessor”) and RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company, having an address of 250 West Main Street, Suite 1800, Lexington, Kentucky 40507 (the “Lessee”).

WITNESSETH:

WHEREAS, Lessee and Lessor are parties to that certain Lease Agreement dated August 20, 2015, as amended by that certain First Amendment to Lease Agreement and Sublease, executed and delivered on February 12, 2016 (the “First Amendment”), as extended by that certain Extension of First Amendment to Lease Agreement and Sublease, dated June 2, 2016 and by that certain Second Amendment to Lease Agreement and Sublease, dated August 31, 2016 (collectively, the “Lease”);

WHEREAS, Lessee and Ramaco Resources, LLC (“Sublessee”) are parties to that certain Sublease dated August 20, 2015, as amended by the First Amendment, as extended, and by that certain Second Amendment to Sublease, dated August 31, 2016 (collectively, the “Sublease”), pursuant to which Lessee subleased the coal seams and mining rights leased to Lessee pursuant to the Lease, and Lessee desires to sublease the Additional Property to Sublessee, pursuant to the terms and conditions in the Sublease;

WHEREAS, Lessee, in its opinion, has identified coal reserves in the Pocahontas No. 3, Pocahontas No. 4, and Squire Jim coal seams in various areas contiguous to the boundaries of Demised Coal in the Lease (the “Additional Areas”) as hereinafter described;

WHEREAS, Lessee desires to lease the Pocahontas No. 3, Pocahontas No. 4, and Squire Jim coal seams underlying the Additional Areas from Lessor and to mine and develop said coal seams by deep mining methods as described in the Lease;

WHEREAS, Lessor has agreed to execute this Third Amendment to add the Additional Areas to the Lease, and consent to the Sublease upon the terms and conditions set forth therein.

NOW, THEREFORE, for and in consideration of the foregoing, the Lease and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Lessor and Lessee hereby agree to amend the Lease as follows:

1. Additional Areas.  As of the Effective Date, Lessor does hereby lease, demise and let unto Lessee all in the Additional Areas for the uses and purposes set forth, and for the term specified, in the Lease, subject to all exceptions, reservations, terms and conditions set forth in the Lease.  The Additional Areas are further described as:

a.The Squire Jim seam of coal contained within the areas shown on the attached map, labeled as Exhibit A-1, and within the boundaries of the tracts in the Tract Listing labeled Exhibit B-1, both exhibits attached hereto and made apart hereof.

b.The Pocahontas No. 3 seam of coal within the areas shown on the attached map, labeled as Exhibit A-2, and within the boundaries of the tracts in the Tract Listing labeled Exhibit B-2, both exhibits attached hereto and made apart hereof.

c.The Pocahontas No. 4 seam of coal within the areas shown on the attached map, labeled as Exhibit A-3, and within the boundaries of the tracts in the Tract Listing labeled Exhibit B-3, both exhibits attached hereto and made apart hereof.

2. Consent to Sublease.  Lessor hereby consents to Lessee’s sublease of all of Lessee’s right, title, and interest in and to the Additional Property to Sublessee pursuant to the terms of the Sublease.  Such consent shall not relieve Lessee of any of its obligations under the Lease, and Lessee shall remain liable for the performance of all of the terms, conditions, duties and obligations under the Lease.  Furthermore, this consent shall not obviate the need for Lessee to obtain Lessor’s consent for any subsequent transaction requiring consent under Section 21 of the Lease.

3. Acknowledgment. The Lessor and Lessee acknowledge that, to the best of their respective knowledge, no event of default exists under the Lease and the Lease remains in full force and effect.
4. Successors and Assigns. This Second Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5. Counterparts.  This Second Amendment may be executed in one or more counterparts (including by means of facsimile or e-mail signature pages) and all such counterparts taken together shall constitute one and the same Agreement.

6. Severability.  If any provision of this Second Amendment or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired.  If any court shall determine that any provision of this Second Amendment is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

7. Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to or application of its conflict of laws principles.

8. Headings. Section headings are solely for convenience of reference, and shall not affect the meaning or interpretation of this Second Amendment or any provision in it.

[Signatures on Following Pages]

IN WITNESS WHEREOF, Lessor and Lessee have set their hands on this the day and year first above written.

LESSOR:

BERWIND LAND COMPANY

/s/ Randy D. Wright

Randy D. Wright

Its:  President

LESSEE:

RAMACO CENTRAL APPALACHIA, LLC

/s/ Michael D. Bauersachs

Michael D. Bauersachs

Its:  Authorized Agent